                                                                   Exhibit 10.56

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPE41ON OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

                               WARRANT AGREEMENT

                 To Purchase 10,000 Shares of Common Stock of

                                ONTOGENY, INC.

              Dated as of October 1, 1997 (the "Effective Date")

     WHEREAS, Ontogeny, Inc., a Delaware corporation (the "Company") has entered into a Master Equipment Lease Agreement dated as of November 7, 1995, Lease Line Schedule No. 03, and certain other related schedules and other documents (collectively, as amended or supplemented from time to time the "Leases") with Lighthouse Capital Partners. L.P., a Delaware limited partnership (the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Common Stock:

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.   GRANT OF THE RIGHT TO PURCHASE COMMON STOCK

     The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, at a price per share equal to $2.50 (the "Exercise Price"), 10,000 fully paid and nonassessable shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof;

2.   TERM OF THE WARRANT AGREEMENT.

     (a) Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of ten (10) years.

     (b) Acceleration of Term Upon Initial Public Offering. Notwithstanding the term of this Warrant Agreement fixed pursuant to Section 2(a) hereof, Warrantholders right to purchase Common Stock as granted herein shall expire, if not previously exercised, immediately upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the 1933 Act (the "Initial Public Offering"), provided that the underwriters request that the Warrantholder exercise this Warrant within a reasonable period of time, anything to the contrary in this Warrant Agreement notwithstanding, the rights to purchase will not expire until ten (10) business days after the Company delivers such notice to the Warrantholder. Such notice shall also contain such details of the proposed Initial Public Offering as are reasonable in the circumstances and notice that this Warrant Agreement is expected to expire upon the later of (i) the closing of the Initial Public Offering or (ii) the date which is ten (10) days after the date the Warrantholder receives the notice. If such closing does not take place within six (6) months, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated. Anything to the contrary in this Warrant Agreement notwithstanding the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of Warrants occurred after the Company notified the Warrantholder that the Initial Public Offering was proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering. In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions.

3.   EXERCISE OF THE PURCHASE RIGHTS.

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any.

     The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, (ii) by the surrender by the Warrantholder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Exercise Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) by surrender of Warrants ("Net Issuance") as determined below, or (iv) by any combination of the foregoing. If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

          X    =         Y(A-B)
                         ------
                            A

Where:    X    =         the number of shares of Common Stock to be issued to
                         the Warrantholder.

          Y    =         the number of shares of Common Stock requested to be
                         exercised under this Warrant Agreement.

          A    =         the fair market value of one (1) share of Common Stock.

          B    =         the Exercise Price in effect under the Warrant
                         Agreement at the
                         time the net issue election is made pursuant to this
                         Section 3.

     As used herein, current fair market value of a share of Common Stock shall mean with respect to each share of Common Stock:

          (i) if the exercise is in connection with an initial public offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to the offering;

          (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                 (1) if traded on a securities exchange, the fair market value of the Common Stock dull be deemed to be the average of the closing prices over a twenty-one (2 1) day period ending three days before the day the current fair market value of the securities is being determined and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common
Stock:

                 (2) if actively traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one
(21) day period ending three days before the day the current fair market value of the securities is being determined and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock; and

          (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market the current fair market value of the Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock; provided, that if the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not me surviving party, the fair market value of the Common Stock shall be deemed to be the value per share of the consideration received by the holders of the Company's Common Stock pursuant to such merger or acquisition and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other term and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.   RESERVATION OF SHARES.

     (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

     (b) Registration or Listing. If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the 1933 Act, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.   NO FRACTIONAL SHARES OR SCRIP.

     No fractional shares or scrip representing Fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.   NO RIGHTS AS SHAREHOLDER.

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant

7.   WARRANTHOLDER REGISTRY.

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.   ADJUSTMENT RIGHTS.

     The purchase price per share and the number of shares of Common Stock purchasable hereunder are subject to adjustment as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number and kind of shares of stock or other securities of the successor corporation or cash or other property that the Warrantholder would have been entitled to receive if such Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Excuse Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible.

     (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the Common Stock into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide (by split-up or otherwise) its Common Stock or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant Agreement shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     (d) Antidilution Rights. Additional antidilution rights applicable to the Common Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit III (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter affecting such anti-dilution rights. The Company will give Warrantholder notices of all dilutive issuances of its stock.

     (e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event the Company shall send to the Warrantholder (A) at least twenty
(20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail (i) the event requiring the adjustment, (iii) the amount of the adjustment (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (f) Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholders rights and the Common Stock issuable upon conversion thereof has been duty and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended, and minutes of all Board of Directors (including all committees of the Board of Directors, if any) and Shareholder meetings from inception through September 8, 1997. The issuance of certificates for shares of Common Stock upon exercise of the Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. the Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder

     (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and Section 25102(f) of the California Corporate Securities Law, which filings will be affective by the time required thereby.

     (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

          (i) The authorized capital stock of the Company consists of (A) 40,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), 2,502,835 shares of which are issued and outstanding (including 1,377,835 shares issued pursuant to the 1994 Restricted Stock Plan of the Company), (B) 5,000,000 shares of undesignated preferred stock, none of which are issued or outstanding, (C) 4,922,299 shares of Series A Convertible Preferred Stock, 4,853,334 shares of which are issued and outstanding, (D) 8,000,000 shares of Series B Convertible Preferred Stock, 7,447,223 shares of which are issued or outstanding, (E) 1,000,000 shares, collectively, of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, all of which are issued and outstanding, and (G) 10,000,000 shares of Series E Convertible Preferred Stock, all of which are issued or outstanding.

          (ii) The Company has issued warrants to purchase 68,965 shares of its Series A Convertible Preferred Stock at an average exercise price of $0.87 per share and 142,222 shares of its Series B Convertible Preferred Stock at an average exercise price of $1.125 per share. The Company has reserved 4,000,000 shares of Common Stock for issuance pursuant to its 1995 Stock Option Plan. The Company has reserved 3,040,000 shares of Common Stock for issuance pursuant to its 1994 Restricted Stock Plan of which 1,377,835 shares are issued and outstanding.

          (iii) Except as stated in the Company's Charter and the Company's Amended and Restated Registration Rights and Right of First Refusal Agreement, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

     (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a small business and similarly situated.

     (f) Other Commitments to Register Securities. Except as set forth in this Warrant Agreement, the Amended and Restated Registration Rights and Right of First Refusal Agreement dated as of March 12, 1997 between the Company and certain shareholders and the Stock Purchase Agreement dated September 2, 1994 between the Company and a certain Institution the Company is not, pursuant to the term of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the California Corporate Securities Law, in reliance upon Section 25102(f) thereof.

     (h) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Common Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from, time to time.

10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

     This Warrant Agreement has been entered into by the Company m reliance upon the following representations and covenants of the Warrantholder.

     (a) Investment Purpose. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on die representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock or Common stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to lie Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1993 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense: to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

     Notwithstanding anything to the contrary contained herein:

          (i) The Warrantholder shall not sell or transfer or agree to sell or transfer any rights to acquire shares of stock of the Company or any shares of stock of the Company (collectively, the "Offered Shares"), unless in each case the Warrantholder shall have first complied with this Section 10(c). The Warrantholder shall deliver to the Company a written notice of any proposed or intended sale of Offered Shares (the "Offer"), which Offer shall (a) identify the Offered Shares, (b) describe the price and other terms upon which they are to be sold or transferred, and the number or amount of the Offered Shares to be sold or transferred, and (c) offer to sell to the Company all (but not less than all) such Offered Shares. The Company shall have the right, for a period of five
(5) days following delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified in the Offer, any and all Offered Shares described above. The Offer by its term shall remain open and irrevocable for such 5-day period.

          (ii) To accept an Offer, the Company must deliver a written notice to the Warrantholder prior to the end of the 5-day period of the Offer (the "Notice of Acceptance"). If the Company does not accept the Offer, the Warrantholder may sell the Offered Shares on the terms and conditions set forth in the Offer for a period of forty-five (45) days following the end of the 5-day period of the Offer.

          (iii) Any Offered Shares not acquired by the Company or other persons in accordance with this Section 10(c) may not be issued sold or exchanged until they are again offered to the Company under the procedures specified in this Agreement

          (iv) The provisions of this Section 10(c) shall terminate upon the closing of the Company's initial public offering of shares of Common Stock pursuant to am effective registration statement under the Securities Act.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters and in investing in companies similar to the Company as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Authority. The Warrantholder has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Warrantholder has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     (f) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant Agreement, or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Common Stock or Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

11.  TRANSFERS.

     (a) Subject to the tam and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

     (b) Legends. Each certificate or agreement representing rights to acquire shares of Common Stock shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act, or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Securities Act.

     (c) If any of the provisions set forth in this Agreement are violated, the Company shall not be required (i) to transfer on its books any of the rights to acquire shares of Common Stock, or (ii) to treat as owner of such rights to acquire shares of Common Stock or to pay dividends to any transferee to whom any such rights to acquire shares of Common Stock shall have been so sold or transferred.

12.  MISCELLANEOUS

     (a) Effective Date. The provisions of this Warrant Agreement shall be construed and dull be given effect in all respects as if it had bow executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

     (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Notices. Any notice required or permitted hereunder shall be governed in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 100 Drakes Landing Road, Suite 260, Greenbrae, CA 94904 with a copy to William S. Veatch, Esq., c/o Cooley, Godward, Castro, Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155 and (ii) to the Company at 45 Moulton Street,, Cambridge, MA 02138, (and/or if by facsimile,
(617) 876-0866), c/o Chief Financial Officer or at such other address as any such party may subsequently designate by written notice to the other party.

     (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

     (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the term of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Any and all costs incurred by the Company in assisting the Warrantholder in the protection of the Warrantholder's rights shall be paid for, or reimbursed, by the Warrantholder.

     (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replace by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

     (k) Additional Documents. The Company, upon execution of this Warrant Agreement shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

     IN WITNESS WHEREOF, the parties hereto have cause this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                        COMPANY:

                                        ONTOGENY, INC.

                                        By:    /s/ George Eldridge
                                               ---------------------------------

                                        Name:  George Eldridge
                                               ---------------------------------

                                        Title: Vice President of Finance
                                               ---------------------------------

                                        WARRANTHOLDER:

                                        LIGHTHOUSE CAPITAL PARTNERS, L.P.

                                        By:  LIGHTHOUSE MANAGEMENT
                                             PARTNERS, L.P., its general partner

                                        By:  LIGHTHOUSE CAPITAL PARTNERS,
                                             INC., its general partner


                                        By:    /s/ Gwill E. York
                                               ---------------------------------

                                        Name:  Gwill E. York
                                               ---------------------------------

                                        Title: Managing Director
                                               ---------------------------------

                                   EXHIBIT I

                              NOTICE OF EXERCISE

To:  __________________________________


(1) The undersigned Warrantholder hereby elects to purchase _____________shares of the Common Stock of __________, pursuant to the terms of the Warrant Agreement dated the ____ day of __________, 19__ (the "Warrant Agreement") between ________________________ and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising its rights to purchase the Common Stock of ____________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.



___________________________________________
(Name)

___________________________________________
(Address)

Warrantholder:

By:    ____________________________________

Title: ____________________________________

Date:  ____________________________________


                          ACKNOWLEDGMENT OF EXERCISE

     The undersigned __________________, hereby acknowledge receipt of the "Notice of Exercise" from _____________ to purchase ________ shares of the Common Stock of _________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that _______ shares remain subject to purchase under the terms of the Warrant Agreement.

                                              Company:

                                              By:    ________________________

                                              Title: ________________________

                                              Date:__________________________

                           NET ISSUE ELECTION NOTICE

To:  _____________________________________________________       Date:

_____________________

     The undersigned hereby elects under Section 3 to surrender the right to purchase _____________ shares of Common Stock pursuant to this Warrant Agreement The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name for Registration

                                        ----------------------------------------
                                        Mailing Address

                                  EXHIBIT II

                                TRANSFER NOTICE

     (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to _____________________
                                                            (Please Print)

___________________________ whose address is ___________________________________

________________________________________________________________________________



               Dated: ________________________________________

               Holder's Signature: ___________________________

               Holder's Address: _____________________________

                                  EXHIBIT III

                   Copy of the Certificate of Incorporation


                                      -17-